UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2021

 (Exact name of registrant as specified in its charter)

Delaware	0-7928	11-2139466
(State or Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

68 South Service Road, Suite 230
Melville, New York 11747

(Address of Principal Executive Offices, including zip code)

(631) 962-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	CMTL	NASDAQ Stock Market LLC

Series A Junior Participating Cumulative Preferred Stock, par value $0.10 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, in connection with Comtech Telecommunications Corp.’s (the “Company”) issuance and sale of up to 125,000 shares of Series A Convertible Preferred Stock, par value $0.10 per share (“Series A Convertible Preferred Stock”), to certain affiliates and related funds of Magnetar Capital LLC and White Hat Capital Partners LP (collectively, the “Investors”) completed on October 19, 2021, the Company entered into Voting Agreements (the “Voting Agreements”) with each of the Investors pursuant to which the Investors agreed, among other things, subject to the qualifications and exceptions set forth in the Voting Agreements, to vote their shares of Series A Convertible Preferred Stock and common stock, par value $0.10 per share, of the Company (“Common Stock” and together with the Series A Convertible Preferred Stock, “Company Shares”) at each meeting of the stockholders of the Company subsequent to the annual meeting of stockholders of the Company for the 2021 fiscal year in the same manner as recommended by the Board of Directors of the Company (the “Board”) with respect to the election or removal of directors and any Company or stockholder proposal. On November 10, 2021, the Company and each of the Investors entered into Amended and Restated Voting Agreements (the “A&R Voting Agreements”), which supersede the Voting Agreements in their entirety. Pursuant to the terms of the A&R Voting Agreements, the Investors will not be obligated to vote in the same manner as recommended by the Board with respect to the election of directors of the Company. In addition, pursuant to the terms of the A&R Voting Agreements, the Investors’ obligation to vote their Company Shares in the same manner as recommended by the Board will not apply with respect to any shares of Series A Convertible Preferred Stock (or shares of Common Stock issued or issuable upon conversion of any shares of Series A Convertible Preferred Stock) acquired by the Investors by virtue of (i) the “green shoe” option pursuant to which the Investors have the right to purchase their pro rata portion of an aggregate of 25,000 additional shares of Series A Convertible Preferred Stock for an aggregate purchase price of $25,000,000 on or prior to March 31, 2023, or (ii) any dividends added to the liquidation preference of the shares of Series A Convertible Preferred Stock issued to the Investors pursuant to the Certificate of Designations designating the Series A Convertible Preferred Stock (the “Certificate of Designations”).

The foregoing description of the A&R Voting Agreements is not complete and is qualified in its entirety by reference to the form of the A&R Voting Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 9, 2021, the Company filed a Certificate of Correction (the “Certificate of Correction”) of the Certificate of Designations with the Secretary of State of the State of Delaware. The Certificate of Correction corrects the Certificate of Designations by removing inoperative text regarding voting of the Series A Convertible Preferred Stock. The full text of the Certificate of Correction is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Correction of Certificate of Designations of Series A Convertible Preferred Stock, dated November 9, 2021
99.1	Form of A&R Voting Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2021	COMTECH TELECOMMUNICATIONS CORP.

	By		/s/ Michael A. Bondi
		Name:	Michael A. Bondi Chief Financial Officer
Title: